Exhibit 23.14

Lanasera Pty Ltd

29 Ellen Street

Oxley QLD 4075

Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Lanasera Pty Ltd (“Lanasera”), in connection with the Current Report on Form 8-K, dated on or about the date hereof (the “Form 8-K”), of TMC the metals company Inc. (the “Company”), consents to:

•	the filing and use of the technical report summary titled “Initial Assessment of TOML and NORI Properties, Clarion-Clipperton Zone” with an effective date of August 4, 2025 (the “Technical Report Summary”), prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Form 8-K;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S-8 (File Nos. 333-261221, 333-265318, 333-265319, 333-270875, 333-270876, 333-278222, 333-278223, 333-286191 and 333-286192) and Form S-3 (File Nos. 333-267479, 333-275822 and 333-260126) (collectively, including any amendments or supplements thereto or any other Registration Statement relating thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the “Registration Statements”);

•	the use of, and references to, our name, including our status as an expert or “qualified person” (as defined in S-K 1300), in the Form 8-K, the Technical Report Summary and the Registration Statements; and

•	the use of the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included in or incorporated by reference into the Form 8-K and the Registration Statements.

Lanasera is responsible for authoring, and this consent pertains to, Sections 1.10, 19 and 22.12 of the Technical Report Summary.

Dated this 30 July 2025.

/s/ Brett Roughan
Brett Roughan
Principal
Signature of Authorized Person for
Lanasera Pty Ltd, a Qualified Third-Party Firm